UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2023

MOTUS GI HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38389	81-4042793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East Broward Boulevard, 3rd Floor Ft. Lauderdale, FL	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 541-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	MOTS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, Motus GI Holdings, Inc., a Delaware corporation (the “Company”) issued certain (i) Royalty Payment Rights Certificates, as amended (“Royalty Payment Rights Certificates”) to the former holders of the Company’s shares of Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Convertible Preferred Stock” and such holders, the “Certificate Holders”), with the right to receive certain single digit royalties for the achievement of certain commercialization milestones (the “Royalty Amount”), and (ii) Placement Agent Royalty Payment Rights Certificates dated December 22, 2016 (the “Placement Agent Payment Rights Certificates”) to Aegis Capital Corp., a New York corporation (the “Placement Agent”) or its designees, with the right to receive a payment equal to a percentage of the aggregate Royalty Amount paid to the Certificate Holders (the “Certificate Payment”).

On September 12, 2023 (the “Effective Date”), the Company, entered into an Amendment Agreement (the “Amendment Agreement”) with the holders of a majority of the Royalty Payment Rights Certificates to cancel the rights of all Certificate Holders to receive the Royalty Amounts in exchange for an aggregate of 1,323,323 shares of the Company’s common stock (the “Certificate Holder Securities”). As a result, the right of the holders of the Placement Agent Payment Rights Certificates to receive the Certificate Payment was also cancelled, in exchange for an aggregate of 132,318 shares (such shares, together with the Certificate Holder Securities, the “Exchange Securities”). The Company will issue the applicable number of Exchange Securities in exchange for cancellation of all Royalty Payment Right Certificates held by the Certificate Holders (as well as the Placement Agent Payment Rights Certificates held by the Placement Agent or its designees) within the next few days. As part of the amendment, the Exchange Securities are also subject to a 180-day lock-up from the Effective Date.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 1.01 above with respect to the Exchange Securities is incorporated herein by reference. The Exchange Securities are being issued in a cashless exchange, exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Amendment Agreement, dated September 12, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTUS GI HOLDINGS, INC.

Dated: September 14, 2023	By:	/s/ Mark Pomeranz
	Name:	Mark Pomeranz
	Title:	Chief Executive Officer

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